U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2001

                                 WSN Group, Inc.
            (Exact name of registrant as specified in its charter)

                                    Nevada
            (State or jurisdiction of incorporation or organization)

                                   000-20277
                            (Commission File Number)

                                   11-2872782
                     (I.R.S. Employer Identification Number)

         1530 Brookhollow Road, Suite C, Santa Ana, California        92705
              (Address of principal executive offices)            (Zip Code)

                Registrant's telephone number:  (714) 427-0760

          (Former name or former address, if changed since last report)


ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Effective on August 8, 2000, the independent accountant who was previously engaged as the principal accountant to audit the Registrant's financial statements, Keyhan Hewitt Accountancy Corporation, was dismissed. The decision to dismiss this accountant was approved by the Board of Directors. This firm audited the Registrant's financial statements for the fiscal years 1999 (which ended on July 31, 1999) and 2000 (which ended on June 20, 2000). This firm's report on these financial statements was modified as to uncertainty that the Registrant will continue as a going concern; other than this, this accountant's report on the financial statements for the past two years neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountants' dismissal.

(b) Effective on August 8, 2001, the firm of Clancy & Company PLLC has been engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain this accountant was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging this accountant, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

(c) The Registrant has requested Keyhan Hewitt Accountancy Corporation to respond to the Securities and Exchange Commission regarding its agreement with the statements made by the Registrant in response to Item 304(a)(1) of Regulation S-B.

                                   SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              WSN Group, Inc.



Dated: August 14, 2001                        By: /s/ John J. Anton
                                              John J. Anton, President